AMENDMENT TO LEASE



     This Amendment  to Lease  is  entered into  by and  between RDC,  Inc.

("Lessor") and Culp,  Inc. ("Lessee"),  and relates to  that certain  Lease

Agreement dated November  1, 1993 (the "Lease")  by and between Lessor  and

Lessee for the  Premises located at 555 McFarland  Avenue in Walker County,

Georgia, and  more  particularly  described  herein.   Unless  the  context

requires otherwise, capitalized or defined terms used herein shall have the same meaning as given to them in the Lease.

     The parties hereby agree that the Lease is amended as follows:

     1.   PREMISES.  The  "Premises" shall  be those portions  of the  real property located at 555 McFarland  Avenue in Walker County, Georgia  as are

described on Schedule A attached hereto.

     2.   TERM  AND  OPTION TO  RENEW.   The  term  of the  Lease  shall be

extended for a period of three  (3) additional years, terminating on  April

30, 1998, at 12:00 P.M.

     Lessee shall have the option  to extend the term of the Lease  for one

(1) additional  period of three  (3) years  commencing on May  1, 1998  and terminating on April 30, 2001, which  option must be exercised by Lessee in writing at  least  twelve (12)  months  prior to  the end  of  the term  as extended by this Amendment.  Notice of exercise of the renewal option shall be effective  when received or  when deposited in  the United  States Mail,

postage prepaid, correctly addressed and sent certified, return receipt requested.

     If the option to extend the term of the Lease for an additional period of three  (3) years beginning May 1, 1998 is exercised, beginning on May 1,

1998 (the "Adjustment  Date") the rent shall  be increased in  a proportion reflecting the total increase in the Consumer Price Index for the preceding three year period, which increase shall be calculated as follows:  multiply the May 1, 1995  rental rate by  a fraction, the numerator of which is  the

Consumer  Price Index, United  States -- All Items  for All Urban Consumers

for May 1, 1998 and  the denominator of which  is such index figure on  the same basis for May 1, 1995.

     3.   RENT.  Beginning May 1, 1995,  Lessee shall pay rent to Lessor in the amounts and for the specified portions of the Premises as set  forth on

Schedule A attached hereto and made  a part hereof.  Rent shall  be payable monthly on the first day of each month during the term of the Lease.

     4.   PARKING.  Lessor agrees that  during the term  of this Lease  and any  extensions  thereof,  it will  at  all  times  make  available (at  no additional cost to Lessee) adequate parking for Lessee and its employees in quantities sufficient to support Lessee's intended use of the Premises.

     5.   ENVIRONMENTAL  MATTERS.    Lessor acknowledges  that  asbestos is

present  in  the  Premises, as  disclosed  by  asbestos  surveys previously

obtained  by Lessor.   Lessor  agrees to  take prompt  action, at  Lessor's

expense, to remedy all of the asbestos situations disclosed by such surveys

including,   without  limitation,   compliance  with   all  recommendations

contained in  such surveys.

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Lessee agrees to prepay rent (in an aggregate amount  not to exceed

$125,000) to Lessor in  the amount of and on or prior to the  due dates of

Lessor's expenses to  third parties required  for the asbestos remediation described above.  Such amounts will be applied equally to  the rent payments  due from Lessee  to Lessor beginning  with the month after such payment by Lessee through April 30, 1998.

     Lessor and Lessee  know of  no additional violations  relating to  the

Premises of  any Environmental Laws at  the present time.   However, if any

such additional violations are  subsequently discovered and remedial action is  required to bring the  Premises into compliance  with any Environmental

Law  or is required  by the federal  or state  environmental agencies, such remedial  action will  be taken  by Lessor  at Lessor's  expense; provided,

however, that  if Lessor can show  that the violation of  the Environmental

Laws first occurred after November 1, 1993 and was caused by the actions of the Lessee, then the cost of remedial action with respect  to the violation that occurred after November 1,  1993 shall be borne by Lessee  as provided in Paragraph 30 of the Lease.

     6.   TAXES.    Through  April 30,  1995,  Lessee  shall  pay all  real

property  taxes on the  Premises as the  term Premises is  described in the

Lease.  On and after May 1,  1995 through the term of the Lease,  including any extensions thereof,  Lessee shall  pay all real  property taxes on  the

Premises  as defined in this Amendment to   Lease.  Beginning with the date

of  this Amendment, during the term of the Lease, including all extensions,

Lessor  shall forward invoices for  real property taxes  to Lessee promptly upon receipt
thereof from  taxing authorities, along  with an  appropriate allocation of such  taxes  showing  the amount  due  with respect  to  the Premises.

After May 1, 1995,  the allocation shall be  made in accordance with  the

provisions  of  Schedule  B  attached  hereto.    On  or  before December

15 of each year during the term of the  Lease, Lessee will pay the real property taxes  allocable to  the Premises to  the appropriate  taxing

authorities.   For  all tax  parcels of  which the  Premises is  a portion,

Lessor shall pay the real property  taxes allocable to the portions of such tax parcel  or parcels that do  not constitute part of  the Premises before the delinquency date thereof.  If Lessor does not make such payment, Lessee may, at its option, but without any requirement that Lessee do so, pay such taxes as  may be delinquent on  any tax parcel  of which the Premises  is a part, and may thereupon  make demand for immediate reimbursement  to Lessee

by  Lessor, which  Lessor  shall immediately  pay  to Lessee.    Until such

reimbursement has been paid in full,  Lessee may withhold rent payments due to  Lessor in  full  or  partial  satisfaction  of  Lessor's  reimbursement

obligation.   It  is further  agreed that  the real  property taxes  on the

Premises for the last year of the Lease, which  shall be the property taxes from January 1 of  such year through April 30 of such  year, shall be based on the taxes for the previous year and shall  be paid on or before the last day of the term  of the Lease by Lessee to Lessor, and Lessor shall pay the taxing authority for such taxes.

     7.   APPLICABLE  LAW.  The Lease  and all amendments  thereto shall be construed in accordance with the laws of the State of Georgia.

     8.   REFERENCES.   Any reference to  "Landlord" in the  Lease shall be

deemed to refer to "Lessor," and any reference to "Tenant"  shall be deemed to refer to "Lessee."

     9.   OTHER PROVISIONS UNAFFECTED.  Except as expressly amended hereby,

the terms and conditions of the Lease are hereby ratified  and shall remain in full force and effect.

     IN  WITNESS WHEREOF, Lessor and Lessee have executed this Amendment to

Lease as of the 4th day of November, 1994.



                         RDC, INC.

                         By:    /s/ W. Frank Hutchinson




                         CULP, INC.

                         By:    /s/ Franklin N. Saxon

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                                 SCHEDULE A

              LEASE AGREEMENT BETWEEN RDC, INC. AND CULP, INC.



Building                 Sq./Ft   $ Sq./Ft   $ Per Mo.   $ Per Yr.

Novelty Yarn             44,875   $  1.50   $ 5,609.38  $ 67,312.50
Warping Plant-Concrete   35,821      1.50     4,477.63    53,731.50
Warping Plant-Wood       51,094      0.50     2,128.92    25,547.00
Finishing/Inspection     60,150      1.55     7,769.38    93,232.50
#8 Warehouse             41,185      1.55     5,319.73    63,836.75
Tasland Plant            48,048      0.45     1,801.80    21,621.60
Sample                    6,666      1.25       694.38     8,332.50
Office                    9,000      1.50     1,125.00    13,500.00
Accounting                9,666      1.50     1,208.25    14,499.00

TOTAL              +\-  306,505   $  1.16   $30,134.47  $361,613.35

                         35.062%  AVERAGE

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                                 SCHEDULE B


     Allocation of property tax to Culp, Inc. by RDC, Inc. will be based on square footage occupied by Culp, Inc. (306,500 sq. ft.) versus total square footage in the complex (874,181 sq. ft.)